UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 18, 2010

LOWE’S COMPANIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina (State or other jurisdiction of incorporation)	1-7898 (Commission File Number)	56-0578072 (IRS Employer Identification No.)

1000 Lowe’s Blvd., Mooresville, NC (Address of principal executive offices)	28117 (Zip Code)
Registrant’s telephone number, including area code (704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On May 14, 2010, Lowe’s Companies, Inc. (the “Company”) received a notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 regarding a blackout period under the Lowe’s 401(k) Plan (the “Plan”) in connection with a change in the recordkeeper for the Plan. On May 18, 2010, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, the Company sent a formal notice of the blackout period to its directors and executive officers (the “Prior Notice”), a copy of which was furnished as Exhibit 99.1 to our Current Report on Form 8-K dated May 14, 2010 and filed with the Securities and Exchange Commission on May 18, 2010. The Prior Notice indicated that the blackout period would begin on June 18, 2010 and end during the week of July 4, 2010 (the “Blackout Period”). The Blackout Period has been cancelled because the Company and the new recordkeeper have determined that they will need additional time to prepare for the transition.
On June 18, 2010, as required by Section 306(a) of the Sarbanes Oxley Act of 2002 and Rule 104 of Regulation BTR, the Company sent an updated notice to its directors and executive officers informing them that the Blackout Period has been cancelled and explaining the reason for such cancellation (the “Updated Notice”). A copy of the Updated Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

99.1	Updated Notice of Blackout Period to Directors and Executive Officers of Lowe’s Companies, Inc., dated June 18, 2010 (filed herewith).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWE’S COMPANIES, INC.
Date: June 18, 2010	By:	/s/ Gaither M. Keener, Jr.
Gaither M. Keener, Jr.
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Updated Notice of Blackout Period to Directors and Executive Officers of Lowe’s Companies, Inc., dated June 18, 2010 (filed herewith).